Exhibit 99.77.O

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                Rule 10f-3 Acquisition of Securities from an Affiliate - April 1, 2002 through June 30, 2002
                                                            DeAM
                                                   Scudder Worldwide 2004
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                                          Security Purchased          Comparison Security          Comparison Security
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Issuer                                          BSkyB              Regal Entertainment Group            ExpressJet
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                                                                   CS First Boston, Lehman,      CS First Boston, Merrill
                                                                  Bear Stearns, Saloman Smith Lynch, Raymond James, Saloman
Underwriters                         Goldman Sachs, Deutsche Bank           Barney                     Smith Barney
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
Years of continuous operation,
including predecessors                                  > 3 years                    > 3 years                     > 3 years
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Security                                             Common Stock                 Common Stock                  Common Stock
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Is the affiliate a manager or
co-manager of offering?                                Co-Manager                           No                            No
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Name of underwriter or dealer from
which purchased                                     Goldman Sachs                          N/A                           N/A
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Firm commitment underwriting?                                 Yes                          N/A                           N/A
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Trade date/Date of Offering                             5/15/2002                     5/9/2002                     4/23/2002
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Total dollar amount of offering sold
to QIBs                                                     $0.00                        $0.00                         $0.00
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Total dollar amount of any
concurrent public offering                      $2,451,202,812.35              $342,000,000.00               $480,000,000.00
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Total                                           $2,451,202,812.35              $342,000,000.00               $480,000,000.00
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Public offering price                                       $9.78                       $19.00                        $16.00
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Realized Gain/Loss on Sale of
Security                                                      N/A                          N/A                           N/A
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Unrealized Gain/Loss at 6/30/02                         ($387.50)                          N/A                           N/A
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Price paid if other than public
offering price                                                N/A                          N/A                           N/A
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Underwriting spread or commission                           0.20%                        6.75%                         6.38%
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Total shares purchased                                      2,500                          N/A                           N/A
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$ amount of purchase                                      $24,625                          N/A                           N/A
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% of offering purchased by fund                             0.00%                          N/A                           N/A
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% of offering purchased by
associated funds                                            0.24%                          N/A                           N/A
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Total                                                       0.24%                          N/A                           N/A
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